Exhibit 99.1

KFORCE COMPLETES THE SALE OF ITS FEDERAL GOVERNMENT SOLUTIONS BUSINESS
BOARD OF DIRECTORS APPROVES INCREASE IN SHARE BUY-BACK AUTHORIZATION TO $150.0 MILLION
TAMPA, FL., April 1, 2019 – Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, completed the sale of all the issued and outstanding stock of Kforce Government Solutions, Inc. (KGS), our federal government solutions business, to ManTech International Corporation (ManTech) for an aggregate cash purchase price of $115.0 million on April 1, 2019. Certain unaudited pro forma financial information will be filed in a Form 8-K by April 5, 2019. While this transaction does not include TraumaFX®, our federal government product business, we are exploring strategic alternatives for that business. The operating results of KGS and TraumaFX® will be reported as discontinued operations in the first quarter of 2019.
David L. Dunkel, Chairman and Chief Executive Officer, commented, "We are excited for our KGS management team and associates to join forces with ManTech, which we expect will enhance KGS's competitive positioning. The sale of KGS is the final step in our strategy to narrow our focus to domestic professional and technical staffing services and solutions."
David M. Kelly, Chief Financial Officer, commented, “We expect to use the significant majority of the proceeds from this transaction for share repurchases and are pleased to announce that our Board of Directors approved an increase in our share buy-back authorization to $150.0 million. In anticipation of the closing of this transaction, we repurchased approximately 430 thousand shares for $14.6 million in the first quarter of 2019."
KippsDeSanto & Co. served as the exclusive financial advisor to Kforce in this transaction.
About Kforce
Kforce Inc. (the "Firm") is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, our network of over 50 offices and two national recruiting centers provides opportunities for 34,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including the amount of net cash proceeds expected to be generated from the close of the KGS divestiture, the Firm's anticipated use of the proceeds from the KGS divestiture, the level of anticipated share repurchases causing the KGS divestiture to be EPS neutral or better on an annualized basis, our expectation to continue generating operating cash flow, and our evaluation of potential strategic acquisitions, ventures and partnerships, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; the ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; material legal developments or changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems; potential changes in the Firm's strategy; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2018, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.